[Exhibit 2.4]







                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the 30th day of December, 2003.

BETWEEN:

                                 Kim Dmuchowski,
                             of Regina, Saskatchewan


                      (hereinafter called the "Purchaser")
                                                               OF THE FIRST PART
                                      -and-

                          American Busing Corporation,
                             of the State of Nevada


                        (hereinafter called the "Vendor")
                                                              OF THE SECOND PART

         THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements, warranties and payments herein set forth and provided for, the parties hereto respectively covenant and agree as follows:

                                    SECTION 1

                                 Interpretation

1.1      DEFINITIONS

         In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

         (a) "Agreement" means this Agreement to, inter alia, purchase and sell shares of Able Busing Corporation (hereinafter called the "Corporation") owned by the Vendor;

         (b) "Closing Date" means the time and date that is the moment in time immediately subsequent to when a merger or acquisition occurs between American Busing Corporation and W.W. Cycles, Inc.;

         (c) "Common Shares" means all the issued and outstanding shares without par value in the capital of the Corporation;
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         (d)      "Purchased Shares" means all the issued and outstanding common shares of the Corporation owned by the Vendor which is represented by the Vendor to be 100 Shares;

         (e) "Time of Closing" means the time on the Closing Date when the closing of the purchase and sale herein provided for shall be completed.

1.2      CANADIAN DOLLARS

         All dollar amounts referred to in this Agreement are in Canadian funds.

1.3      EXTENDED MEANING

         In this Agreement, words importing the singular number include the plural and vice-versa and words importing the masculine gender include the feminine and neuter genders.

1.4      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supercedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

                                    SECTION 2

               Representations, Warranties Covenants of the Vendor

2.1      REPRESENTATIONS, WARRANTIES AND COVENANTS

         To induce the Purchaser to enter into this Agreement, the Vendor represents, warrants and covenants to and in favor of the Purchaser now and as at the Closing Date as provided in this Section 2 in respect of the Corporation.

2.2      PURCHASED SHARES

         The Vendor beneficially owns the Purchased Shares and at the time of closing, such shares shall be free of all mortgages, charges, liens and other encumbrances and no person, firm or corporation has or shall have any agreement or option or right capable of becoming an agreement for the purchase from the Vendor of any of the Purchased Shares except as provided herein, and the Vendor is and will be entitled to sell and assign the Purchased Shares as provided in this Agreement.


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

2.3      CANADIAN NON-RESIDENCE

         The Vendor is a non-resident of Canada for the purpose of Part 1 of the Income Tax Act (Canada) as amended.

2.4      REPRESENTATIONS AND WARRANTIES TRUE ON CLOSING DATE

         All representations and warranties contained in this Section 2 shall be true on and as of the Closing Date with the same effect as if made on and as of such date except due to changes in circumstances between the date hereof and the Time of Closing of which the Vendor shall have advised the Purchaser in writing at or before the Time of Closing.

2.5      REPRESENTATIONS, WARRANTIES AND COVENANTS SURVIVING CLOSING DATE

         The representations, warranties and covenants of the Vendor contained in Section 2 hereof, shall survive the Closing Date and notwithstanding the closing of the transaction herein provided for, shall continue in full force and effect for a period of one (1) year from the Time of Closing.


                                    SECTION 3

                   Purchaser's Representations and Warranties

3.1      REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Purchaser represents, warrants and covenants as provided in this
         Section 3.

3.2      EXECUTION AND DELIVERY OF AGREEMENT

         The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby do not constitute a breach or a default under the terms of any agreement to which the Purchaser is a party or by which it is bound, and upon closing will be duly and validly authorized by all necessary action and will be legally binding upon the Purchaser in accordance with its terms.

3.3      DOCUMENTS AND INFORMATION

         Until immediately after the Time of Closing, all documents and information received by the Purchaser from the Vendor and the Corporation, and their respective auditors and solicitors, shall be treated by the Purchaser as confidential information and will not be disclosed to others by the Purchaser, except to its solicitors, auditors and bankers.

3.4      FURTHER REPRESENTATION AND WARRANTY BY PURCHASER

         Purchaser has since August 5, 2002 been the sole officer and director of the Corporation, and on that basis acknowledges that she has

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

         evaluated the business operations and prospects of the Corporation without reliance on Vendor. Purchaser hereby waives the opportunity to review the Corporation's books and records or any other information that may otherwise assist her in evaluating the within transaction and she is not relying upon Vendor or any other person for (i) knowledge or information about any other matters relating to the operation of the business conducted by the Corporation, (ii) any representations or warranties of Vendor (other than those specifically set forth in this Agreement), (iii) the future prospects of the Corporation or (iv) the value of the Purchased Shares being conveyed by Vendor.

                                    SECTION 4

                               Purchase of Shares

4.1      PURCHASE PRICE FOR PURCHASED SHARES

         Based upon the representations, warranties, undertakings and covenants set forth in Sections 2 and 3, the Purchaser shall purchase and the Vendor shall sell to the Purchaser the Purchased Shares for an aggregate purchase price of Ten Dollars ($10.00) and other good and valuable consideration representing the Vendors fair market value, receipt of which is hereby acknowledged as received and agreed to by the Vendor.

4.2      DELIVERY OF SHARES

          Subject to the fulfillment of all the terms and conditions hereof (unless waived as herein provided), at the Time of Closing, the Vendor shall deliver to the Purchaser a certificate or certificates representing all the Purchased Shares, duly endorsed in blank for transfer, and/or will cause the transfer of such shares to be duly and regularly recorded on the books of the Corporation in the name of the Purchaser and/or cause a new certificate issued in the Purchasers name to be delivered at the time of Closing or earlier. All such share certificates shall be fully transferable on the books of the Corporation and endorsed in blank for transfer in a manner satisfactory to counsel for the Purchaser.


                                    SECTION 5

                                     General

5.1      GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the State of New York and each of the parties agree that all actions shall be commenced and defended in the Province of Saskatchewan or in New York City, New York.


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5.2      COUNTERPARTS

         The Agreement may be executed in several counterparts bearing original or facsimile signatures, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of the date above written.

5.3      NOTICES

         Any notice of other instrument required or permitted to be given under the provisions of this Agreement shall be in writing and may be given by mailing the same, postage prepaid, or delivering the same addressed in the case of the Vendor to:

         American Busing Corporation
         6075 S. Eastern Avenue
         Suite 1, Las Vegas, Nevada
         89119-3146

         and in the case of the Purchaser, to:

         Kim Dmuchowski
         5536 Ballantine Court
         Regina, Saskatchewan

         and that mail shall be deemed to have been received on the fifth business day following delivery to the post office during a period of uninterrupted mail service.

         This Agreement shall inure to the benefit of and be binding upon the respective parties hereto and their respective heirs, executors, administrators, successors and/or assigns, as the case may be.

         IN WITNESS WHEREOF this Agreement has been executed by the parties.

                                            AMERICAN BUSING CORPORATION


                                            Per: /s/ Edmond Forister
                                                   -------------------------
                                                     Edmond Forister, President


____________________________                 /s/ Kim Dmuchowski
                                             ------------------
(Witness)                                       Kim Dmuchowski


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